UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 7, 2008

Date of Report (Date of earliest event reported)

EPICEPT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Road
Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

(914) 606-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

EpiCept Corporation, a Delaware corporation (the “Company”), today announced that on May 7, 2008, it amended the Company’s loan, warrant, and deposit control agreements with Hercules Technology Growth Capital, Inc., or Hercules.

The Company agreed with Hercules to maintain, subject to certain exceptions, a minimum cash balance of $500,000 in the Company’s bank accounts that are subject to the security interest maintained by Hercules under the loan agreement. The Company amended the Hercules loan agreement to state that by May 19, 2008, the Company shall deliver to Hercules a term sheet or commitment letter from a third party for a transaction on terms reasonably acceptable to Hercules which provide gross proceeds to the Company of at least $10,000,000. By June 15, 2008, the Company is required to have received at least $5,000,000 in proceeds from such transaction. By July 31, 2008, the Company is required to have received the remainder of the proceeds. Additionally, the Company is required to pay Hercules an amendment fee of $50,000.

The Company also amended the Hercules warrant so that the number of shares of the Company’s common stock issuable upon exercise of the warrant, or the warrant shares, would be equal to the quotient derived by dividing (a) $665,999 by (b) the exercise price. The exercise price was amended to be the lesser of (1) $1.46 and (2) the volume weighted average price for the 10 trading days immediately prior to May 7, 2008, or the current price, provided that if a subsequent eligible financing does not occur by June 30, 2008, the exercise price from and after June 30, 2008 shall be the lesser of (1) the current price and (2) the volume weighted average price for the 10 trading days immediately prior to June 30, 2008. If the Company participates in a subsequent eligible financing by issuing any equity securities after May 7, 2008 and before June 30, 2008 in a transaction or series of transactions in which the Company receives proceeds of at least $5,000,000, then at the option of Hercules, the warrant shares shall be of the type and series issued in the subsequent eligible financing and shall include all rights of a holder of such securities, including any warrants or rights to acquire other securities, and the exercise price shall be the price per share paid by the purchasers of the equity securities in subsequent eligible financing.

The foregoing is a summary of the terms of the First Amendment to the Loan and Security Agreement, Second Amendment to the Warrant Agreement, and First Amendment to the Deposit Account Control Agreement is qualified in is entirety by reference to the full text of each of those documents, copies of which are filed as exhibits to this Current Report.

Item 9.01	Financial Statements and Exhibits
(c) Exhibits

10.1	First Amendment to the Loan and Security Agreement with Hercules Technology Growth Capital, Inc., dated May 7, 2008.
10.2	Second Amendment to the Warrant Agreement with Hercules Technology Growth Capital, Inc., dated May 7, 2008.
10.3	First Amendment to the Deposit Account Control Agreement with Hercules Technology Growth Capital, Inc., dated May 7, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION

/s/ Robert W. Cook
Name:	Robert W. Cook
Title:	Chief Financial Officer

Date: May 9, 2008

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EXHIBIT INDEX

Exhibit	Description

10.1	First Amendment to the Loan and Security Agreement with Hercules Technology Growth Capital, Inc., dated May 7, 2008.
10.2	Second Amendment to the Warrant Agreement with Hercules Technology Growth Capital, Inc., dated May 7, 2008.
10.3	First Amendment to the Deposit Account Control Agreement with Hercules Technology Growth Capital, Inc., dated May 7, 2008.

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